FORM OF WARRANT CERTIFICATE	EXHIBIT (d)(2)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS

ON TRANSFER DESCRIBED BELOW

[Form of Face of Warrant Certificate]

No. W-	Warrants

VOID AFTER 4:00 p.m. eastern time on                 , 2009

WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

EVERCORE INVESTMENT CORPORATION

THIS CERTIFIES THAT FOR VALUE RECEIVED

                                                                                               or registered assigns (the “Registered Holder”) is the owner of the number of Common Stock Purchase Warrants (“Warrants”) specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value per share (“Common Stock”), of EVERCORE INVESTMENT CORPORATION, a Maryland corporation (the “Company”), at any time between the Initial Warrant Exercise Date and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the “Warrant Agent”), accompanied by payment of $14.75 (the “Purchase Price”) in lawful money of the United States of America in cash or by official bank or certified check made payable to Evercore Investment Corporation.

Until 4:00 p.m. eastern time on                         , 2004, the Warrants are only transferable as part of a Unit consisting of one share of Common Stock and 0.25 Warrants. Thereafter, the Warrants are freely transferable.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”) dated                         , 2004 by and between the Company and the Warrant Agent. The board of directors of the Company retains the right to amend the Warrant Agreement in its discretion, subject to certain restrictions set forth in the Warrant Agreement.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment. The Warrant is not redeemable by the Company.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. However, if the Registered Holder exercises all the Warrants then owned by the Registered Holder, the Company shall pay to such Registered Holder in lieu of the issuance of any fractional shares of Common Stock that is otherwise payable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the date of exercise of the Warrants. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term “Initial Warrant Exercise Date” shall mean [                                ].

The term “Expiration Date” shall mean 4:00 p.m. eastern time on                         , 2009. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 4:00 p.m. (eastern time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

Exercise of any Warrants represented hereby may be suspended in certain circumstances by the board of directors of the Company as set forth in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Prior to the exercise of the Warrant, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

EVERCORE INVESTMENT CORPORATION

By:
Name:
Title:

Dated:

[Seal]

COUNTERSIGNED: American Stock Transfer & Trust Company, as Warrant Agent

By:
Name:
Title:

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[Form of Reverse of Warrant Certificate]

NOTICE OF ELECTION TO EXERCISE

To Be Executed by the Registered Holder

in Order to Exercise Warrants

THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise                                  Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

(PLEASE INSERT NAME AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

and be delivered to:

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member firm, please write “unsolicited” in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by [                                         ].

(Name of NASD Member)

Dated:

Address

Taxpayer Identification Number

Signature Guaranteed

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For value received (and, for any transfers prior to 4:00 p.m. eastern time on                             , 2004, in connection with a unit attached to the Common Stock, where each unit consists of one share of Common Stock and 0.25 of a Warrant),                                                           hereby sells, assigns, and transfers unto:

(please insert name and social security or other identifying number of transferee)

(please print or type name and address)

                             of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                               Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:	X
Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

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